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FOR IMMEDIATE RELEASE

US AIRWAYS TO ADD SEVEN AIRBUS A330-200 AIRCRAFT TO ITS FLEET
Airline poised to take delivery of additional aircraft beginning in 2009 to expand intercontinental network

TEMPE, Ariz., Nov. 20, 2007 -- US Airways (NYSE: LCC) has agreed to terms with Airbus S.A.S. for the order of five additional long-range wide-body A330-200 aircraft, and entered into a letter of intent with International Lease Finance Corporation (ILFC) for the lease of two A330-200s. These additional aircraft allow US Airways to continue its international growth plans of adding approximately three to four new markets per year between 2009 and 2011.

The airline expects to take delivery of the five new aircraft from Airbus through 2011 and induct the two aircraft from ILFC in 2009.   Combined with the ten A330-200s currently on order from Airbus, US Airways' A330-200 fleet will grow to 17 by 2011. US Airways currently operates nine wide-body Airbus A330-300s that share fleet commonality with the A330-200s.

"The A330-200 with its superior range relative to our existing fleet will allow US Airways to continue international expansion to new destinations across the globe from the Pacific to the Atlantic" said Doug Parker, chairman and CEO of US Airways. "We intend to use the A330s to expand our existing gateways as well as provide the potential to eventually add intercontinental service from our west coast hubs."

US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,500 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCG)

Forward Looking Statements

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "indicate," "anticipate," "believe," "forecast," "estimate," "plan," "guidance," "outlook," "could," "should," "continue" and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the "Company"). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company's expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies' plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from the Company's expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007, which is available at www.usairways.com.

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